Exhibit 5.1

October 4, 2013

VIA ELECTRONIC MAIL

InterCloud Systems, Inc.
331 Newman Springs Road
Building 1, Suite 104
Red Bank, New Jersey 07701

Re:	InterCloud Systems, Inc. Registration Statement on Form S-1 (File No. 333-185293)

Ladies and Gentlemen:

We have acted as special counsel to InterCloud Systems, Inc., a Delaware corporation (the “Company”).  In so acting we have examined the Registration Statement on Form S-1 (File No. 333-185293), as amended (the “Registration Statement”), of the Company, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement registers the offering and sale by the Company of the following securities (which are collectively referred to herein as the “Securities”):

(a)           up to 833,333 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), plus up to 125,000 shares of Common Stock subject to an over-allotment option granted by the Company to the underwriters (collectively, the “Shares”),

(b)           warrants to purchase up to 416,667 shares of Common Stock, plus warrants to purchase up to 62,500 shares of Common Stock subject to an over-allotment option granted by the Company to the underwriters (collectively, the “Warrants”);

(c)           up to 479,167 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”);

(d)           warrants to purchase up to 20,833 shares of Common Stock to be issued to the representative of the underwriters as additional compensation pursuant to the Underwriting Agreement (the “Representative’s Warrant”); and

(e)           up to 20,833 shares of Common Stock issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”).

InterCloud Systems, Inc.
October 4, 2013

The Shares and the Warrants are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement. The Warrants will be issued under a Warrant Agency Agreement between the Company and Corporate Stock Transfer, as warrant agent (the “Warrant Agreement”), the form of which has been filed as Exhibit 4.4 to the Registration Statement.  The term “Shares” and the term “Warrants” shall include any additional shares of Common Stock or warrants to purchase shares of Common Stock, respectively, registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that is a part of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Securities.

As such counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  We have also assumed that (i) each of the Underwriting Agreement and Warrant Agreement will be duly executed and delivered by all parties thereto other than the Company, and (ii) upon sale and delivery of the Shares and the Warrants, the certificates representing such Shares and Warrants will conform to the specimens thereof filed as exhibits to the Registration Statement and will have been duly countersigned by the transfer agent or warrant agent and duly registered or, if uncertificated, valid book-entry notations for the issuance of the Shares and the Warrants in uncertificated form will have been duly made in the register of the Company.

We are admitted to the Bar in the State of New York and we express no opinion with respect to any other laws of any other jurisdiction, except the General Corporation Law of the State of Delaware.

Based upon on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that when the Registration Statement has been declared effective by the Commission pursuant to the Securities Act and a duly appointed committee of the Board of Directors of the Company determines the price per share of the Shares and the Warrants:

(i)          the issuance of the Securities will have been duly authorized by all necessary corporate action by the Company;

(ii)         the Shares, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in accordance with and in the manner contemplated by the Registration Statement and Underwriting Agreement, will be validly issued, fully paid and non-assessable;

InterCloud Systems, Inc.
October 4, 2013

(iii)       each Warrant, when issued and sold by the Company and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Warrant Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(iv)         the Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrant Agreement, will be validly issued, fully paid and non-assessable;

 (v)        the Representative’s Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

(vi)        Representative’s Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Representative’s Warrant, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Pryor Cashman LLP